Exhibit 99.1

SUCCESSFULLY EXECUTING DISPOSITION PLAN & USING THE SALE PROCEEDS TO REDUCE LEVERAGE

GNL GLOBAL NET LEASE

Disposition Name	Expected Closing	# of Properties	Disposition Price (in mm)[1]	Cash Cap Rate[2]	Wtd. Avg. Lease Term Remaining[3]
Closed (As of 5/31/24):					
Truist Properties (ST Retail)	Closed	20	$50.3	–	–
Decatur Commons (MT Retail)	Closed	1	$15.6	–	–
Shippensburg Marketplace (MT Retail)	Closed	1	$6.6	–	–
Total Occupied Assets	**Closed**	**22**	**$72.6**	**6.7%**	**5.3 Years**
Total Vacant Assets	**Closed**	**18**	**$48.3**	**–**	**–**
Total Closed (As of 5/31/24)		**40**	**$120.9**	**6.7%**	**5.3 Years**
Signed PSA:					
Non-Refundable Deposit	Q2'24 – Q3'24	10	$186.5	7.8%	3.5 Years
In Due-Diligence	Q2'24 – Q3'24	4	$147.6	6.9%	4.2 Years
Total Occupied Assets	**Q2'24 – Q3'24**	**14**	**$334.1**	**7.4%**	**3.7 Years**
Non-Refundable Deposit	Q2'24 – Q4'24	9	$79.9	–	–
In Due-Diligence	Q2'24 – Q4'24	3	$3.9	–	–
Total Vacant Assets	**Q2'24 – Q4'24**	**12**	**$83.8**	–	–
Total Signed PSA		**26**	**$417.9**	**7.4%**	**3.7 Years**
Executed LOI:					
Occupied / Vacant Assets	Q2'24 – Q3'24	3	$28.3	–	–
Total Executed LOI		**3**	**$28.3**	**–**	**–**
Total 2024 Dispositions To Date		**69**	**$567.0**	**7.2%**	**4.4 Years**

Note: Data as of May 31, 2024.

1. *Assumed Signed PSAs and executed LOIs lead to definitive sales on their contemplated terms, which is not assured.*
2. *Calculated as NOI divided by disposition price.*
3. *Weighted average remaining lease term in years is based on square feet as of date of sale.*